                                                                    EXHIBIT 99.2

William B. Finkelstein
State Bar No. 07016300
HUGHES & LUCE, L.L.P.
1717 Main Street, Suite 2800
Dallas, Texas 75201
(214) 939-5500
Telecopy (214) 939-6100

COUNSEL FOR THE OFFICIAL
COMMITTEE OF UNSECURED
CREDITORS OF ERLY INDUSTRIES, INC.

                        UNITED STATES BANKRUPTCY COURT
                        FOR THE SOUTH DISTRICT OF TEXAS
                            CORPUS CHRISTI DIVISION

In re:                              (S)
                                    (S)
ERLY Industries, Inc.,              (S)   Case No. 98-21515-C-11
                                    (S)
            Debtor                  (S)        (Chapter 11)

            EXPEDITED MOTION OF THE OFFICIAL COMMITTEE OF UNSECURED
          CREDITORS FOR CONVERSION OF THE CASE TO ONE UNDER CHAPTER 7
                 AND POINTS AND AUTHORITIES IN SUPPORT THEREOF
                 ---------------------------------------------

IF YOU WANT A HEARING, YOU MUST REQUEST ONE IN WRITING, AND YOU MUST RESPOND SPECIFICALLY TO EACH PARAGRAPH OF THIS PLEADING. YOU MUST FILE YOUR RESPONSE WITH THE CLERK OF THE BANKRUPTCY COURT WITHIN TWENTY DAYS FROM THE DATE YOU WERE SERVED AND GIVE A COPY TO THE PERSON WHO SENT YOU THE NOTICE; OTHERWISE, THE COURT MAY TREAT THE PLEADING AS UNOPPOSED AND GRANT THE RELIEF.

IF A PARTY REQUESTS EMERGENCY CONSIDERATION, THE COURT MAY ACT EXPEDITIOUSLY ON THE MATTER. IF THE COURT ALLOWS A SHORTER RESPONSE TIME THAN TWENTY DAYS, YOU MUST RESPOND WITHIN THAT TIME. IF THE COURT SETS AN EMERGENCY HEARING BEFORE THE RESPONSE TIME WILL EXPIRE, ONLY ATTENDANCE AT THE HEARING IS NECESSARY TO PRESERVE YOUR RIGHTS. IF AN EMERGENCY HEARING IS NOT SET, YOU MUST RESPOND BEFORE THE RESPONSE TIME EXPIRES.

TO THE UNITED STATES BANKRUPTCY JUDGE:
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          The Official Committee of Unsecured Creditors (the "Committee") of
                                                              ---------
ERLY Industries, Inc. ("ERLY" or the "Debtor"), for its Expedited Motion for Conversion of the Case to One Under Chapter 7 (this "Motion to Convert") states
                                                     -----------------
as follows:

                               I.  JURISDICTION
                                   ------------

          1. This is a proceeding for conversion of the case to one under chapter 7 of the Bankruptcy Code, filed pursuant to 11 U.S.C. (S) 1112 and Federal Rules of Bankruptcy Procedure 1017 and 9014. This Court has jurisdiction of this contested matter pursuant to 28 U.S.C. (S) 1334. This is a core matter pursuant to 28 U.S.C. (S) 157(b)(2)(A) and (O).


                          II.  PRELIMINARY STATEMENT
                               ---------------------

          2. This is not a typical chapter 11 case. ERLY has no ongoing business to reorganize, no operational assets, and no current income. ERLY's creditors - as well as this Court - should be spared any further expenses in connection with a non-reorganizational Chapter 11 case. This case should be converted to chapter 7, and a trustee should be appointed to liquidate the remainder of ERLY's bankruptcy estate.

                               III.  BACKGROUND
                                     ----------

          3.  On September 28, 1998 (the "Petition Date"), ERLY filed its
                                          -------------
voluntary petition under chapter 11 of the Bankruptcy Code. Since that date, the Debtor has retained possession of its properties and has been operating its affairs pursuant to 11 U.S.C. (S)(S) 1107 and 1108.

          4. The U. S. Trustee has appointed five creditors to act as the Committee in this case.

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          5.  ERLY is a holding company with two operating subsidiaries: Watch-
Edge International, Inc., f/k/a Chemonics Industries, Inc. ("WEI") and American Rice, Inc. ("ARI")./1/ Both WEI and ARI are debtors-in-possession in separate cases pending before the Court. WEI, in turn, owns 100% of the common stock of Chemonics International, Inc. ("Chemonics"), a nondebtor. ERLY and WEI have no employees, other than those professionals retained in connection with their bankruptcy cases and those necessary to administer the minimal affairs of two holding companies. Neither company has a function outside of that of a holding company, nor do they have any substantial assets other than cash (currently at the WEI level) and potential litigation recoveries against ARI, insurers, officers, directors, and other third parties.

          6. To date, the Debtor and the Committee have focused much of their efforts on preserving the value of WEI and Chemonics because these two subsidiaries represented the most likely source of immediate payment for ERLY's creditors. At the time of the filing of ERLY's bankruptcy, Chemonics and WEI's loan/2/ with NationsBank was due and in default, efforts to refinance the company had been unsuccessful, and were complicated by a lawsuit brought by a former Ed Marzac, former counsel to ERLY and an unsuccessful purchaser of Chemonics. WEI and Chemonics' financial condition were further impaired because FIA purchased the NationsBank loan and was keeping Chemonics on a budget which was insufficient to meet Chemonics' ongoing financial needs. The Debtor, together with the Committee and WEI,

------------------

/1/ Upon information and belief, ERLY owns 81% of the common stock of ARI and 100% of the stock of WEI.

/2/  ERLY is also purportedly a guarantor of the Chemonics/WEI facility.

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succeeded in staving off FIA's forced acquisition of Chemonics long enough to allow Chemonics' assets to be sold for $8.25 million through a court-approved sale that involved competitive bidding. Now that the sale of the assets Chemonics has concluded, ERLY, WEI and Chemonics have no operating assets.

          7. As stated above, ERLY's other subsidiary, ARI, is a debtor-in-possession in a separate case pending before this Court. ARI has significant ongoing operations. However, upon information and belief, ERLY's stock in ARI is fully encumbered by liens and security interests granted to holders of certain indebtedness owed by ARI. ERLY' s ownership interest in ARI is likely to be greatly diminished, or possibly eliminated, in the process of ARI's reorganization.

          8. In short, the Debtor has completed the task of liquidating its tangible assets. Current management's liquidation of the Debtor's remaining assets and prosecution of litigation recoveries against officers, directors, former professionals and third-parties, however, is not in the interest of the estate because of the costs and conflicts of interests associated with such efforts.

          9. The Debtor apparently disagrees, since it has continued to move forward on its request for an extension of the plan exclusivity period and has stated that it intends to file a Disclosure Statement and Plan which provide that the Debtor, through existing management, shall continue in its role as management and shall reinvest substantially all of the proceeds of the Chemonics sale and litigation recoveries in a new business venture.

                                 IV.  ARGUMENT
                                      --------

          10. Congress did not intend for cases to remain in chapter 11 if there is no realistic chance for reorganization. For this reason, bankruptcy courts have "wide discretion" to convert

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cases to Chapter 7 provided sufficient cause exists under 11 U.S.C. (S) 1112(b).
See In re RCM Global Long Term Capital Appreciation Fund, 200 B.R. 514, 519 (Bankr. S.D.N.Y. 1996); 7 COLLIER ON BANKRUPTCY (P) 1112.04[2] (Lawrence P. King ed., 15th ed. 1998) (stating "section 1112(b) was designed to provide the court with a powerful tool to weed out inappropriate chapter 11 cases at the earliest possible stage"); see also United States Sav. Ass'n of Texas v. Timbers of Inwood Forest Assocs Ltd., 484 U.S. 365, 376 (1988) (stating there "must be a reasonable possibility of a successful reorganization within a reasonable time") (citations omitted).

          Creditors need not wait until a debtor proposes a plan or until the debtor's exclusive right to file a plan has expired... Creditors, likewise, need not incur the added time and expense of a confirmation hearing on a plan they believe cannot be effectuated.... The very purpose of (S) 1112(b) is to cut short this plan and confirmation process where it is pointless.

In re Woodbrook Assocs., 19 F.3d 312, 317 (7th Cir.  1994).

          11. Section 1112(b) contains a non-exhaustive list of factors that constitute "cause" for converting a case from chapter 11 to chapter 7. E.g. In re RCM Global Long Term Capital Appreciation Fund, 200 B.R. at 519; In re Lizeric Realty Corp., 188 B.R. 499, 502 (Bankr. S.D.N.Y. 1995); In re Gucci, 174 B.R. 401, 409 (Bankr. S.D.N.Y. 1994). Two of these factors are directly applicable here: (S) 1112(b)(2) - inability to effectuate a plan, and (S) 1112(b)(1) - continuing loss to or diminution of the estate and absence of a reasonable likelihood of rehabilitation. Both of these factors weigh heavily in favor of converting this case to chapter 7.

A.        (S) 1112(b)(2):  ERLY Lacks the Ability to Effectuate a Plan
          ------------------------------------------------------------

          12. Section 1112(b)(2) provides that cause for conversion includes the "inability to effectuate a plan." 11 U.S.C. (S) 1112(b)(2). The test under this section is whether it is reasonable

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to expect that a plan can be confirmed within a reasonable amount of time. E.g.
In re Woodbrook Assocs, 19 F.3d 312, 316 (7th Cir. 1994); see also A. Illum Hansen, Inc. v. Tiana Queen Motel, Inc. (In re Tiana Queen Motel, Inc.), 749 F.2d 146, 151 (2d Cir. 1984) (upholding conversion where, after 15 months in chapter 11, debtor's prospects for rehabilitation were based solely upon "boundless confidence"). ERLY cannot satisfy this test because it cannot propose a plan that meets the confirmation criteria set out in (S) 1129(a).

          (1) (S) 1129(a) (11):  ERLY Cannot Propose a Feasible Plan

          13. Section 1129(a)(11) contains a feasibility test that prevents confirmation of "visionary schemes which promise creditors and equity security holders more under a proposed plan than the debtor can possibly attain after confirmation." 5 COLLIER ON BANKRUPTCY, (P) l129.02[11] at 1129-59 (15th ed.
1993); In re Pizza of Hawaii, 761 F.2d 1374, 1382 (9th Cir. 1985); United Properties, Inc. v. Emporium Department Stores, Inc., 379 F.2d 55, 64 (8th Cir.
1967).

          14. ERLY cannot propose a plan that satisfies this feasibility standard because it has no historical experience in any currently-ongoing business. Thus, any proposed plan is, by definition, visionary for ERLY and would force creditors of ERLY to invest their already-diminished return in a speculative venture run by existing ERLY management simply because management insists on this course of action rather than acceding to the wishes of creditors. See 312 West 91st Street Co., Inc., 35 B.R. 346, 347 (Bankr. S.D.N.Y.
1983) (holding that "[w]ithout a feasibly operating business there is no logic in continuing a Chapter 11.").

          (2) (S) 1129(a)(10): ERLY Cannot Obtain the Requisite Acceptance of a Plan

          15. Similarly, the Bankruptcy Code requires, as a prerequisite to confirmation, that at

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least one class of impaired claims accept the plan. 11 U.S.C. (S) 1129(a)(10).
Based on the schedules and proofs of claims flied in this case, ERLY has four types of creditors: (i) professionals employed under (S) 327, such as its attorneys; (ii) priority tax creditors; (iii) secured creditors who hold ARI or ERLY stock as collateral; and (iv) general unsecured creditors. The first two types, professionals employed under (S) 327 and priority tax creditors, cannot be placed into classes under a plan. 11 U.S.C. (S) 1123(a)(l) (providing that a plan shall designate classes of claims except claims under (S) 507(a)( 1) and
(S) 5 07(a)(8)). Similarly, the collateral held by secured creditors would most assuredly be forfeited by the Debtor as worthless pursuant to In re Sandy Ridge Development, Corp, 881 F.2d 1346 (5th Cir. 1989). This leaves ERLY with only one class of impaired creditors: those holding unsecured claims.

          16. Of the non-insider unsecured claims scheduled by ERLY, the Committee represents approximately 50% of the amount of such claims. The Committee's members have determined that they will not vote to accept a plan which forces creditors to reinvest their distribution in a completely new business venture run by existing ERLY management. ERLY can thus not obtain the requisite "two-thirds in amount" approval required by 11 U.S.C. (S) 1126. See In re Rundlett, 136 B.R. 376, 381 (Bankr. S.D.N.Y. 1992) (converting case to chapter 7 where debtor could not obtain the necessary approvals under (S) 1126).

          (3) (S) 1129(a)(3):  ERLY Cannot Propose a Plan in Good Faith

          17. The Bankruptcy Code prohibits confirmation of a plan unless it is proposed in "good faith." 11 U.S.C. (S) 1129(a)(3). In this context, good faith means there is a "reasonable likelihood that the plan will achieve a result consistent with the objectives and purposes of the Bankruptcy Code." In re Madison Hotel Assocs., 749 F.2d 410, 425 (7th Cir. 1984); accord In

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re Toy & Sports Warehouse, Inc., 37 B.R. 141, 149 (Bankr. S.D.N.Y. 1984). One
litmus test of good faith adopted by courts tests whether debtor seeks to use the bankruptcy provisions "to create and organize a new business, not to reorganize or rehabilitate an existing enterprise or to preserve going concern values of a viable or existing business." In re Natural Land Corp., 825 F.2d 296 (11th Cir. 1987). No description could more accurately and succinctly describe ERLY's future plans. As stated above, ERLY has no existing business, and can only propose a plan which would coerce creditors to provide funding necessary to allow ERLY to acquire a new line of business in which neither the creditor body nor ERLY management has any base of experience. This is not a permissible use of the Bankruptcy Code protections, and thus immediate conversion of the case is warranted.

B.        (S) 1112(B)(l): ERLY's Estate is Suffering Continuing Losses and There
          ----------------------------------------------------------------------
          is No Likelihood of Rehabilitation
          ----------------------------------

          19. In addition to the inability to effectuate a plan, section 1112(b)(l) provides that "continuing loss to or diminution of the estate and absence of a reasonable likelihood of rehabilitation" constitutes cause for converting a chapter 11 case to chapter 7. 11 U.S.C. (S) 1112(b)(l). This necessarily entails a two-step inquiry. E.g. In re Denrose Diamond, 49 B.R. 754, 756 (Bankr. S.D.N.Y. 1985). Has ERLY's estate suffered continuing losses and diminution in value? And if so, is there a reasonable likelihood of rehabilitation? The answers to both of these questions strongly suggest that ERLYs case should be converted.

          (1) Continuing Loss to or Diminution of the Estate

          20. Under the first prong of 11 U.S.C. (S) 1112(b)(1), the bankruptcy court must determine whether the debtor's estate has suffered continuing losses or whether estate assets have diminished in value. If the debtor is operating post-petition with sustained negative cash flow,

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this fact is sufficient to support a finding of "continuing loss to . . . the estate." In re Schriock Const., lnc., 167 B.R 569, 575 (Bankr. D.N.D. 1994).

          21. ERLY has operated throughout the last five months at a cost well in excess of $300,000 when one considers the fees being paid to administrative employees, management and directors (which alone exceeded to $150,000 through January 1999) and professional fees of the Debtor's four attorneys and the Committee. There is no sign that, absent conversion of this case, these expenses will decrease. A chapter 7 trustee is a much more appropriate party to prosecute the causes of action remaining in the estate and would be compensated at the far lower commission specified in 11 U.S.C. (S) 326, thus maximizing the eventual return to unsecured creditors.

          (2) Likelihood of Rehabilitation

          23. The second prong of (S) 1112(b)(l) requires the bankruptcy court to determine whether there is a reasonable likelihood of rehabilitation. See, e.g. In re Schriock Const., Inc., 167 B.R. at 575 (holding that movant on conversion motion must show both continuing loss or diminution in value and no reasonable likelihood of rehabilitation) ERLY's financial performance since the petition date demonstrates that "rehabilitation" is not a possible goal in this case since there is no ongoing business in ERLY or any of its subsidiaries. Since there is no reasonable likelihood of rehabilitation in this case, it should be converted to chapter 7.

C.        Current Management has an Inherent Conflict of Interest Prosecuting
          -------------------------------------------------------------------
          the Estate's Most Valuable Litigation Claims
          --------------------------------------------

          24. As ERLY is a publicly-held corporation which was severely insolvent as of the Petition Date, the estate has significant causes of action against professionals, officers and directors who were charged with managing the company's affairs pre-petition. Certain of those

                                       9
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directors, specifically Ms. Nanette Kelly and Mr. Eugene Cafiero still hold positions as directors of ERLY. In Ms. Kelly's case, she is also the president of ERLY. Clearly, neither Ms. Kelly nor Mr Cafiero are in an appropriate position to objectively investigate and evaluate the merits of causes of action held by ERLY against themselves or their fellow former directors. Nor are they able to be entrusted with prosecuting officer-director litigation to recover the proceeds of insurance policies which may provide coverage for the errors, omissions or malfeasance of ERLY's officers and directors. The Committee believes that recoveries from these particular causes of action may form the basis of a large portion of the ERLY estate, and as such, the case should be converted to a Chapter 7 proceeding so that an independent trustee can objectively assess the value of ERLY's potential litigation.

                       V. REQUEST FOR EXPEDITED HEARING
                          -----------------------------

          24. By separate pleading, the Committee has requested an expedited hearing on this Motion. Several reasons underlie the Committee's request:

          . The Committee wishes to effectuate a dividend to creditors quickly;
          . The Committee wishes to conserve the costs associated with preparation and solicitation of a facially unconfirmable plan;
          . The estate faces other deadlines, especially July and October deadlines associated with the discounted buy-out of an allowed $5 million claim pursuant to a settlement agreement approved by the Court last month. In order to allow the estate's representatives to make an economically-informed decision on this buy-out out option, the estate must quickly move to a liquidating mode so that the very large claims of ARI and Sandberg Financial Corporation can be resolved; and
          . The estate should assess its causes of action before they become stale.

Accordingly, the Committee requests that the status of this case be addressed on an expedited basis.

                                VI.  CONCLUSION
                                     ----------

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          25. For the reasons set out above, the Committee respectfully requests that ERLY's chapter 11 bankruptcy case be converted to chapter 7, that upon conversion a trustee be appointed to liquidate ERLY's bankruptcy estate, and that the Court grant the Committee any further and additional relief to which it may be entitled.

          Dated: March 1, 1999.
                                    Respectfully submitted,

                                    HUGHES & LUCE, L.L.P.


                                    By: /s/ WILLIAM B. FINKELSTEIN
                                       ---------------------------
                                    William B. Finkelstein
                                    State Bar No. 07016300
                                    S.D. Tex. No. 13910

                                    HUGHES & LUCE, L.L.P.
                                    1717 Main Street, Suite 2800
                                    Dallas, Texas 75201
                                    (214) 939-5500
                                    (214) 939-6100 Telecopy

                                    ATTORNEYS FOR THE OFFICIAL
                                    COMMITTEE OF UNSECURED CREDITORS

                            CERTIFICATE OF SERVICE
                            ----------------------

          This is to certify that on this the 1st day of March, 1999, a true and correct copy of the foregoing was served via first class mail, postage prepaid on all parties on the attached Master Service List and on Matthew Rosenstein, counsel for ERLY, via hand-delivery.


                                    /s/ WILLIAM B. FINKELSTEIN
                                    --------------------------
                                    William B. Finkelstein

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